UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Behind the Merger with Peter Kim” and a related video transcript, first available to employees on March 17, 2009 and posted on the Merck & Co., Inc. (“Merck”) internal website on March 18, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Article Published in The Daily on March 18

Behind the Merger With Peter Kim

Dick Clark and other members of the Executive Committee have filmed a series of short videos to provide you with more details on the recent Merck and Schering-Plough merger. This video is the third in the series, each highlighting different aspects of the merger agreement. New segments will be posted throughout the week. Each video segment will only be available for one week from its distribution date.

Transcripts are available in English, Spanish, Portuguese, French, Chinese, Korean, Russian, Japanese, Italian and German.

Click here or click the image above to view the video or transcripts of “Behind the Merger with Peter Kim.”

Behind the Merger with Peter Kim

Schering-Plough has an outstanding pipeline and obviously outstanding people behind it, I look forward to welcoming the Schering-Plough R&D scientists into Merck Research Laboratories.

It is obvious from the due diligence that we have done, that they share the scientific excellence and the focus on scientific excellence that we have here at Merck.

You know a key driver for this merger is actually the quality of the Schering-Plough pipeline. And what is really quite remarkable is that the therapeutic areas that they were interested in are almost exactly the same as the therapeutic areas that we are interested in. When you put the two pipelines together it is amazing how they just dovetail together. The remarkable thing is that, even though we are interested in the same therapeutic areas, there are very few cases where we actually have overlap in terms of mechanism of action so we are actually adding a whole bunch of new mechanisms in the areas that we were already interested in.

I am really excited about what this merger will do for our biologics strategy. We announced as you know that we are going to be making major investments in biologics. We are going to be doing not only follow-on biologics but also novel biologics and we are gearing up to really be a major player. Schering-Plough already is a significant player in biologics and in fact they have five monoclonal antibodies in clinical development today.

Our strategy with regard to accessing the external science will remain the same. We are going to continue to identify the very best opportunities for collaboration and then to collaborate openly with the external scientific partners. Indeed we need to continue to do this around the world.

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Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.